                                                               Exhibit 11.1

SUPPLEMENTAL DISCLOSURE OF EPS CALCULATION


TWELVE MONTHS ENDED DECEMBER 31, 1995

BASIC
Numerator             Net loss                                                    (126,191)

Denominator           Wt. avg common shares outstanding                          1,272,048

                      EPS                                                            (0.10)


DILUTED
Numerator             Not shown due to net loss as impact is antidilutive

Denominator           Not shown due to net loss as impact is antidilutive





TWELVE MONTHS ENDED DECEMBER 31, 1996

BASIC
Numerator             Net loss                                                  (1,316,445)

Denominator           Wt. avg common shares outstanding                          2,578,421

                      EPS                                                            (0.51)


DILUTED
Numerator             Not shown due to net loss as impact is antidilutive

Denominator           Not shown due to net loss as impact is antidilutive




TWELVE MONTHS ENDED DECEMBER 31, 1997

BASIC
Numerator        Net loss                                                                 (1,013,137)

Denominator      Wt. avg common shares outstanding                                         4,106,364

                 EPS                                                                           (0.25)

PRO FORMA BASIC
Numerator        Net loss (actual)                                                        (1,013,137)
                 Add:  Interest expense on debt to be repaid,
                    net of tax                                                               356,610
                                                                                         -------------
                 Adjusted net loss                                                          (656,527)

Denominator      Basic wt. avg common shares outstanding                                   4,106,364
                    Assumed conversion of preferred shares                  7,262,094
                    Approximate issuance of Offering shares
                     for debt repayments
                                                                                         -------------
                 Adjusted wt. avg common shares outstanding

                 EPS

DILUTED
Numerator        Net loss (actual)                                                        (1,013,137)

Denominator      Basic wt. avg common shares outstanding                                   4,106,364
                 Add:  Assumed conversion of preferred shares                              7,262,094
                 Add:  Potential dilutive securities                                       2,189,702
                 Less:  Approx. proceeds and tax benefit from
                          potentially dilutive securities                  20,194,102
                      Divided by estimated FMV of shares                        13.50
                                                                        --------------
                           Anticipated shares repurchased                                 (1,495,860)
                                                                                         -------------
                 Adjusted wt. avg common shares outstanding                               12,062,300

                 EPS                                                                           (0.08)   N/A as
                                                                                                      antidilutive
                                                                                                      due to loss
PRO FORMA DILUTED
Numerator        Adjusted pro forma net loss per above                                      (656,527)

Denominator      Adjusted pro forma wt. avg common shares outstanding
                 per above
                 Add:  Potential dilutive securities                                       2,189,702
                 Less:  Approx. proceeds and tax benefit from
                          potentially dilutive securities                  20,194,102
                      Divided by estimated FMV of shares
                                                                        --------------
                           Anticipated shares repurchased
                                                                                         -------------
                 Adjusted wt. avg common shares outstanding

                 EPS                                                                                    N/A as
                                                                                                      antidilutive
                                                                                                      due to loss


SIX MONTHS ENDED JUNE 30, 1997


BASIC
Numerator        Net income                                                                  382,580

Denominator      Wt. avg common shares outstanding                                         4,106,364

                 EPS                                                                            0.09

PRO FORMA BASIC
Numerator        Net income (actual)                                                         382,580
                 Add:  Interest expense on debt to be repaid,
                    net of tax                                                               175,224
                                                                                         -------------
                 Adjusted net income                                                         557,804

Denominator      Basic wt. avg common shares outstanding                                   4,106,364
                    Assumed conversion of preferred shares                  7,262,094
                    Approximate issuance of Offering shares
                     for debt repayment
                                                                                         -------------
                 Adjusted wt. avg common shares outstanding

                 EPS

DILUTED
Numerator        Net income (actual)                                                         382,580

Denominator      Basic wt. avg common shares outstanding                                   4,106,364
                 Add:  Assumed conversion of preferred shares                              7,262,094
                 Add:  Potential dilutive securities                                       2,189,702
                 Less:  Approx. proceeds and tax benefit from
                          potentially dilutive securities                  20,194,102
                      Divided by estimated FMV of shares                        13.50
                                                                        --------------
                           Anticipated shares repurchased                                 (1,495,860)
                                                                                         -------------
                 Adjusted wt. avg common shares outstanding                               12,062,300

                 EPS                                                                            0.03


PRO FORMA DILUTED
Numerator        Adjusted pro forma net income per above                                     557,804

Denominator      Adjusted pro forma wt. avg common shares outstanding
                 per above
                 Add:  Potential dilutive securities                                       2,189,702
                 Less:  Approx. proceeds and tax benefit from
                          potentially dilutive securities                   20,194,102
                      Divided by estimated FMV of shares
                                                                        --------------
                           Anticipated shares repurchased
                                                                                         -------------
                 Adjusted wt. avg common shares outstanding

                 EPS



SIX MONTHS ENDED JUNE 30, 1998

BASIC
Numerator        Net income                                                                1,516,921

Denominator      Wt. avg common shares outstanding                                         4,111,588

                 EPS                                                                            0.37

PRO FORMA BASIC
Numerator        Net income (actual)                                                       1,516,921
                 Add:  Interest expense on debt to be repaid,
                    net of tax                                                               155,310
                                                                                         -------------
                 Adjusted net income                                                       1,672,231

Denominator      Basic wt. avg common shares outstanding                                   4,111,588
                    Assumed conversion of preferred shares                  7,262,094
                    Approximate issuance of Offering shares
                     for debt repayment
                                                                                         -------------
                 Adjusted wt. avg common shares outstanding

                 EPS

DILUTED
Numerator        Net income (actual)                                                       1,516,921

Denominator      Basic wt. avg common shares outstanding                                   4,111,588
                 Add:  Assumed conversion of preferred shares                              7,262,094
                 Add:  Potential dilutive securities                                       2,433,292
                 Less:  Approx. proceeds and tax benefit from
                          potentially dilutive securities                  21,933,510
                      Divided by estimated FMV of shares                        13.50
                                                                        --------------
                           Anticipated shares repurchased                                 (1,624,704)
                                                                                         -------------
                 Adjusted wt. avg common shares outstanding                               12,182,270

                 EPS                                                                            0.12

PRO FORMA DILUTED
Numerator        Adjusted pro forma net income per above                                   1,672,231

Denominator      Adjusted pro forma wt. avg common shares outstanding
                 per above
                 Add:  Potential dilutive securities                                       2,433,292
                 Less:  Approx. proceeds and tax benefit from
                          potentially dilutive securities                   21,933,510
                      Divided by estimated FMV of shares
                                                                        --------------
                           Anticipated shares repurchased
                                                                                         -------------
                 Adjusted wt. avg common shares outstanding

                 EPS